GRIST MILL CO. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                 (Unaudited, in thousands except per share data)


                                                           Three Months Ended
                                                               August 31,
                                                             ---------------
                                                              1997     1996
                                                             ------   ------
Primary earnings per share:

Net earnings applicable to common stock                      $1,291   $  587
                                                             ======   ======

Average number of common and common equivalent
    shares outstanding:
Average common shares outstanding                             6,714    6,767
Dilutive effect of stock options                                 75       12
                                                             ------   ------
                                                              6,789    6,779
                                                             ======   ======

Primary earnings per share                                   $  .19   $  .09
                                                             ======   ======


Fully diluted earnings per share:

Earnings for fully diluted computation                       $1,291   $  587
                                                             ======   ======

Average number of common and common shares outstanding:
Average common shares outstanding                             6,714    6,767
Dilutive effect of stock options                                 75       12
                                                             ------   ------
                                                              6,789    6,779
                                                             ======   ======

Fully diluted earnings per share:                            $  .19   $  .09
                                                             ======   ======